UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Ave, Suite 403 Roseland, NJ (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Milestone Scientific Inc. (the “Company”) was held on June 28, 2023. At the Annual Meeting, the Company’s stockholders:

●	Elected six incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;
●	Approved an amendment to the Company’s 2020 Equity Inventive Plan to increase the number of shares of Common Stock which may be issued from 4,000,000 to 11,500,000; and
●	Ratified the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023.

The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1 Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Neal Goldman	15,252,970	2,984,008	17,037,071
Leonard Osser	14,957,157	3,279,821	17,037,071
Benedetta I. Casamento	15,136,752	3,100,226	17,037,071
Michael McGeehan	15,154,569	3,082,409	17,037,071
Gian Domenico Trombetta	14,991,975	3,245,003	17,037,071
Arjan Haverhals	15,122,302	3,114,676	17,037,071

Proposal 2	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approval of an amendment to the Company’s 2020 Equity Inventive Plan	13,612,094	4,397,541	227,343	17,037,071

Proposal 3	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Ratified the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023	35,032,393	122,150	119,506	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
Dated: June 30, 2023	By:	/s/ Arjan Haverhals
Arjan Haverhals
Chief Executive Officer